Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Reports First Quarter Net Income of $2.4 Million

RALEIGH, N.C. - April 24, 2007 - Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today announced net income of $2.4 million or $0.21 per diluted share for the quarter ended March 31, 2007, compared to $2.8 million or $0.24 per diluted share for the quarter ended March 31, 2006, a 14% decrease in earnings.

Commenting on the Company’s results, B. Grant Yarber, President and CEO, stated, “Lower earnings over the prior year resulted from higher deposit costs, which we had expected given the difficult interest rate environment. During the quarter we positioned ourselves for future growth in our existing robust markets by adding some key players to our existing staff. We are extremely pleased with the Bank’s customer and account growth this quarter, which is evidenced by a net increase of 971 checking accounts in the quarter ended March 31, 2007.”

First quarter net interest income totaled $10.7 million, a decrease of $667,000 compared to the first quarter of 2006. Interest income increased $3.5 million or 18%, which was more than offset by an increase in interest expense of $4.2 million or 50%. The decrease in net interest income resulted from compression in the net interest margin, which was partially offset by an increase in average earning assets. Average earning assets grew by 11% or $134 million from the first quarter of 2006 to the first quarter of 2007. The net interest margin on a fully taxable equivalent basis was 3.52% for the quarter ended March 31, 2007, down 26 basis points from 3.78% for the quarter ended December 31, 2006 and down 54 basis points from 4.06% for the quarter ended March 31, 2006. On a consecutive quarter basis, the decline was primarily from an increase in the cost of funds and partially from a decrease in asset yield. The Company continues to concentrate on increasing its margin through core deposit growth and competitive loan pricing.

The provision for loan losses was $337,000 for the quarter ended March 31, 2007 compared to $399,000 in the quarter ended March 31, 2006. Annualized net charge-offs were 0.06% of average loans for the quarter compared to 1.49% for the prior year. Non-performing assets to total assets were 0.63% at March 31, 2007 compared to 0.68% at March 31, 2006. The allowance for loan losses was 1.32% of total loans at March 31, 2007 and unchanged from December 31, 2006.

Total assets increased $173 million or 13% from March 31, 2006 to $1.48 billion at March 31, 2007. Over the same twelve-month period, total loans increased $81 million to $1.03 billion, and total deposits increased $148 million to $1.12 billion. The Company’s noninterest income for the quarter ended March 31, 2007 increased $175,000 to $2.2 million compared to the quarter ended March 31, 2006. Noninterest expense increased $409,000 to $9.2 million for the quarter ended March 31, 2007 compared to $8.8 million for the quarter ended March 31, 2006.

Capital Bank Corporation’s management has scheduled a conference call on April 25, 2007 at 11:00 a.m. Eastern Time to discuss the earnings results for the quarter. Individuals may listen to the live webcast and view a slide presentation through the Company’s website at www.capitalbank-nc.com. Following the completion of the call, a webcast replay will be available until May 31, 2007. For those without access to the Internet, the conference call can be accessed by calling 1-800-531-3250, access code 9650125.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.5 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Raleigh (5), Burlington (4), Sanford (3), Asheville (3), Graham (2), Cary, Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Siler City and Wake Forest. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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CAPITAL BANK CORPORATION
Summary of Operations
(Unaudited)	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
(In thousands except per share data)

Interest income	$23,175	$19,670
Interest expense	12,452	8,280
Net interest income	10,723	11,390
Provision for loan losses	337	399
Net interest income after provision for loan losses	10,386	10,991
Noninterest income	2,190	2,015
Noninterest expense	9,236	8,827
Income before taxes	3,340	4,179
Income tax expense	956	1,416
Net income	$2,384	$2,763

Income per share - basic	$0.21	$0.24
Income per share - fully diluted	$0.21	$0.24
Weighted average shares outstanding:
Basic	11,493	11,617
Fully diluted	11,573	11,704

End of Period Balances
(Unaudited)	2007	2006
	March 31	December 31(a)	September 30	June 30	March 31
(Dollars in thousands except per share data)

Total assets	$1,481,141	$1,422,384	$1,399,673	$1,364,030	$1,308,567
Investment securities	248,726	239,047	200,647	189,669	181,032
Loans (gross)*	1,025,464	1,008,052	1,003,835	965,484	944,325
Allowance for loan losses	13,531	13,347	13,894	14,007	14,209
Total earning assets	1,327,718	1,267,927	1,237,684	1,191,014	1,151,739
Deposits	1,120,320	1,055,209	1,043,755	1,025,949	972,232
Shareholders’ equity	163,855	161,681	160,871	157,770	158,095

Book value per share	$14.32	$14.19	$13.98	$13.66	$13.60
Tangible book value per share	$8.71	$8.53	$8.19	$7.86	$7.82

(a) Derived from audited consolidated balance sheet
*Includes loans held for sale ($9.2 million at March 31, 2007)

Average Balances
	2007	2006
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands)

Total assets	$1,437,234	$1,410,668	$1,365,832	$1,322,781	$1,311,145
Investments	243,732	219,765	195,323	190,045	194,535
Loans (gross)*	1,012,483	1,008,053	982,037	954,420	923,950
Total earning assets	1,292,811	1,258,780	1,213,002	1,171,648	1,158,324
Deposits	1,084,418	1,050,139	1,020,143	990,037	957,693
Shareholders’ equity	163,291	162,525	161,901	161,321	159,841

*Includes loans held for sale

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)	2007	2006
	March 31	December 31	September 30	June 30	March 31
(In thousands except per share data)

Interest income	$23,175	$23,505	$22,668	$21,109	$19,670
Interest expense	12,452	11,898	11,075	9,501	8,280
Net interest income	10,723	11,607	11,593	11,608	11,390
Provision (credit) for loan losses	337	154	(215)	249	399
Net interest income after provision for loan losses	10,386	11,453	11,808	11,359	10,991
Noninterest income	2,190	2,448	2,258	2,612	2,015
Noninterest expense	9,236	9,098	9,069	9,341	8,827
Income before taxes	3,340	4,803	4,997	4,630	4,179
Income tax expense	956	1,546	1,730	1,579	1,416
Net income	$2,384	$3,257	$3,267	$3,051	$2,763

Income per share – basic	$0.21	$0.28	$0.28	$0.26	$0.24
Income per share – fully diluted	$0.21	$0.28	$0.28	$0.26	$0.24
Weighted average shares outstanding:
Basic	11,493	11,536	11,611	11,639	11,617
Fully diluted	11,573	11,618	11,694	11,727	11,704

Quarterly Net Interest Margin*
	2007	2006
	March 31	December 31	September 30	June 30	March 31
Yield on earning assets	7.43%	7.53%	7.53%	7.29%	6.95%
Cost of interest bearing liabilities	4.36%	4.18%	4.02%	3.63%	3.26%
Net interest spread	3.07%	3.35%	3.51%	3.66%	3.69%
Net interest margin	3.52%	3.78%	3.91%	4.04%	4.06%

*Annualized and on a fully taxable equivalent basis

Nonperforming Assets
	2007	2006
	March 31	December 31		September 30		June 30		March 31
(Dollars in thousands)

Commercial and commercial real estate	$5,725	$2,783		$3,885		$3,728		$5,149
Consumer	241	50		259		106		100
Equity lines	433	410		440		418		398
Construction	-	616		71		193		807
Mortgage	957	1,043		1,453		1,695		1,588
Total nonperforming loans	7,356	4,902		6,108		6,140		8,042
Other real estate owned	1,961	1,111	[1]	637	[1]	879	[1]	888	[1]
Total nonperforming assets	$9,317	$6,013		$6,745		$7,019		$8,930

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.

[1] Other real estate owned excludes $739, $776, $776 and $1,854 as of December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively, related to branch locations that are held for sale.

CAPITAL BANK CORPORATION
Key Ratios
	2007	2006
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands)

Past due loans	$16,241	$11,237	$9,491	$9,179	$11,678
Past due loans as a percent of average loans	1.60%	1.11%	0.97%	0.96%	1.26%

Net charge-offs	$153	$701	$(102)	$451	$3,432	[1]
Net charge-offs as a percent of average loans (annualized)	0.06%	0.28%	(0.04%)	0.19%	1.49%	[1]
Allowance for loan losses as a percent of total loans	1.32%	1.32%	1.38%	1.45%	1.50%
Nonperforming assets as a percent of total assets	0.63%	0.42%	0.48%	0.51%	0.68%
Allowance for loan losses as a percent of nonperforming loans	184%	272%	227%	228%	177%

[1] Includes $3.2 million related to one 1st State Bank loan relationship that was fully reserved as of 12/31/05.

CAPITAL BANK CORPORATION
Condensed Consolidated Balance Sheets
March 31, 2007 and December 31, 2006

	March 31, 2007	December 31, 2006	Change	% Change
(Dollars in thousands)	(Unaudited)

ASSETS
Cash and due from banks:
Interest earning	$20,485	$12,348	$8,137	66%
Noninterest earning	32,249	33,504	(1,255)	-4%
Federal funds sold and short term investments	35,117	8,480	26,637	N/M
Investment securities - available for sale, at fair value	238,201	228,214	9,987	4%
Investment securities - held to maturity, at amortized cost	10,525	10,833	(308)	-3%
Loans - net of unearned income and deferred fees	1,025,464	1,008,052	17,412	2%
Allowance for loan losses	(13,531)	(13,347)	(184)	1%
Net loans	1,011,993	994,705	17,228	2%
Premises and equipment, net	23,108	23,125	(17)	-
Bank owned life insurance	20,863	20,662	201	1%
Goodwill and deposit premium, net	64,242	64,543	(301)	-
Other assets	24,418	25,970	(1,552)	-6%
Total assets	$1,481,141	$1,422,384	$58,757	4%

LIABILITIES
Deposits:
Demand, noninterest bearing	$124,899	$120,945	$3,954	3%
Savings and interest bearing demand deposits	396,938	366,243	30,695	8%
Time deposits	598,414	568,021	30,393	5%
Total deposits	1,120,251	1,055,209	65,042	6%
Repurchase agreements and federal funds purchased	34,228	34,238	(10)	-
Borrowings	115,960	125,924	(9,964)	-8%
Subordinated debentures	30,930	30,930	-	-
Other liabilities	15,917	14,402	1,515	11%
Total liabilities	1,317,286	1,260,703	56,583	4%

SHAREHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 authorized; 11,443,030 and 11,393,990 issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	140,126	139,484	642	-
Retained earnings	25,221	23,754	1,467	6%
Accumulated other comprehensive loss	(1,492)	(1,557)	65	n/a
Total shareholders’ equity	163,855	161,681	2,174	1%
Total liabilities and shareholders’ equity	$1,481,141	$1,422,384	$58,757	4%

CAPITAL BANK CORPORATION
Condensed Consolidated Statements of Operations
Three Months Ended March 31, 2007 and 2006

	2007	2006	Change	% Change
(Dollars in thousands, except share and per share data)	(Unaudited)

Interest income:
Loans and loan fees	$19,883	$17,018	$2,865	17%
Investment securities	2,807	2,110	697	33%
Federal funds and other interest income	485	542	(57)	-11%
Total interest income	23,175	19,670	3,505	81%
Interest expense:
Deposits	10,006	6,110	3,896	64%
Borrowings and repurchase agreements	2,446	2,170	276	13%
Total interest expense	12,452	8,280	4,172	50%
Net interest income	10,723	11,390	(667)	-6%
Provision for loan losses	337	399	(62)	-16%
Net interest income after provision for loan losses	10,386	10,991	(605)	-6%
Noninterest income:
Service charges and other fees	928	965	(37)	-4%
Mortgage fees and revenues	541	364	177	49%
Net gain on sale of securities	-	-	-	n/a
Bank owned life insurance	197	231	(34)	-15%
Other	524	455	69	15%
Total noninterest income	2,190	2,015	175	9%
Noninterest expenses:
Salaries and employee benefits	5,094	4,542	552	12%
Occupancy	998	778	220	28%
Furniture and equipment	615	492	123	25%
Data processing	296	489	(193)	-39%
Director fees	268	376	(108)	-29%
Advertising	249	255	(6)	-2%
Amortization of deposit premiums	300	343	(43)	-13%
Professional fees	209	212	(3)	-1%
Telecommunications	92	176	(84)	-48%
Other	1,115	1,164	(49)	-4%
Total noninterest expenses	9,236	8,827	409	5%
Net income before tax expense	3,340	4,179	(839)	-20%
Income tax expense	956	1,416	(460)	-32%
Net income	$2,384	$2,763	$(379)	-14%

Earnings per share – basic	$0.21	$0.24	$(0.03)	-13%
Earnings per share – diluted	$0.21	$0.24	$(0.03)	-13%

Weighted average shares:
Basic	11,492,749	11,616,894	(124,145)	-1%
Fully diluted	11,573,094	11,704,315	(131,221)	-1%

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended March 31, 2007, December 31, 2006 and March 31, 2006
Tax Equivalent Basis 1

	Quarter Ended March 31, 2007			Quarter Ended March 31, 2006			Quarter Ended December 31, 2006
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable: [2]
Commercial	$589,892	$11,261	7.74%	$582,676	$10,678	7.43%	$601,790	$12,022	7.93%
Construction	262,236	5,495	8.50%	166,615	3,169	7.71%	241,620	5,121	8.41%
Consumer	30,822	652	8.58%	20,441	471	9.34%	28,743	675	9.32%
Home equity lines	82,298	1,727	8.51%	100,319	1,822	7.37%	85,472	1,845	8.56%
Mortgage [3]	47,235	748	6.42%	53,899	878	6.61%	50,428	871	6.85%
Total loans	1,012,483	19,883	7.96%	923,950	17,018	7.47%	1,008,053	20,534	8.08%
Investment securities [4]	243,732	3,303	5.50%	194,535	2,303	4.80%	219,765	2,951	5.33%
Federal funds sold and other interest on short-term investments	36,596	485	5.37%	39,839	542	5.52%	30,962	410	5.25%
Total interest earning assets	1,292,811	$23,671	7.43%	1,158,324	$19,863	6.95%	1,258,780	$23,895	7.53%
Cash and due from banks	27,593			31,374			33,138
Other assets	130,126			138,602			132,703
Allowance for loan losses	(13,296)			(17,155)			(13,953)
Total assets	$1,437,234			$1,311,145			$1,410,668

Liabilities and Equity
Savings deposits	$34,370	$42	0.50%	$43,815	$60	0.56%	$35,967	$45	0.50%
Interest-bearing demand deposits	342,814	2,922	3.46%	265,685	1,549	2.36%	330,515	2,698	3.24%
Time deposits	600,865	7,042	4.75%	548,217	4,501	3.33%	578,116	6,566	4.51%
Total interest-bearing deposits	978,049	10,006	4.15%	857,717	6,110	2.89%	944,598	9,309	3.91%
Borrowed funds	113,686	1,503	5.36%	114,362	1,326	4.70%	117,950	1,559	5.24%
Subordinated debt	30,930	586	7.68%	32,574	597	7.43%	30,930	620	7.95%
Repurchase agreements	34,328	357	4.22%	24,852	247	4.03%	37,138	410	4.38%
Total interest-bearing liabilities	1,156,993	$12,452	4.36%	1,029,505	$8,280	3.26%	1,130,616	$11,898	4.18%
Noninterest-bearing deposits	106,369			99,976			105,541
Other liabilities	10,581			21,823			11,986
Total liabilities	1,273,943			1,151,304			1,248,143
Shareholders’ equity	163,291			159,841			162,525
Total liabilities and shareholders’ equity	$1,437,234			$1,311,145			$1,410,668

Net interest spread [5]			3.07%			3.69%			3.36%
Tax equivalent adjustment		$427			$193			$390
Net interest income and net interest margin [6]		$11,219	3.52%		$11,583	4.06%		$11,997	3.78%

[1]	The tax equivalent basis is computed using a blended federal and state tax rate of approximately 38%.
[2]	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
[3]	Includes loans held for sale.
[4]	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
[5]	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
6 Net interest margin represents net interest income divided by average interest-earning assets.